Exhibit 99.1

CONTACTS:

Sean McHugh
Investor Relations
561/438-0385
smchugh@officedepot.com

Brian Levine
Public Relations
561/438-2895
blevine@officedepot.com

OFFICE DEPOT ANNOUNCES SECOND QUARTER RESULTS:
SECOND QUARTER EPS UP 24%; COMPANY SALES UP 6%; NA RETAIL COMPS UP 3%

Delray Beach, Fla., July 21, 2005 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today reported sales of $3.4 billion for its fiscal second quarter ended June 25, 2005, up 6% over fiscal second quarter 2004. North American Retail Division comparable sales increased 3% for the quarter.

Operating profit for the second quarter was $143 million, representing a 20% increase compared to the same period in 20041. Second quarter net earnings increased 26% to $100 million, and second quarter net earnings per diluted share increased 24% to $0.31.

Return on net assets for the trailing four quarters improved to 9.8%, up from 9.4% over the same periods in the previous year.

For the quarter, gross profit, as a percentage of sales, was 30.8%, unchanged compared to the same period last year. North American Retail Division sales and gross margin rate increases were offset by International Division gross margin rate decrease. Total operating expenses, as a percentage of sales, declined almost 50 basis points for the second quarter, with reductions in both general and administrative expenses and store and warehouse operating and selling expenses.

“We are pleased with our overall performance this quarter,” said Steve Odland, Office Depot’s Chairman and Chief Executive Officer. “North American Retail recorded its sixth consecutive quarter of positive comparable sales while growing its division operating profit by 41%, and North American Business Services Division sales increased by 7% with division operating profit growing by 20%. Our International operating results, however, did not keep pace with those of our North American divisions. Over time, we need to grow this business at a more rapid rate and deliver improved profitability.”

[1]	Prior fiscal periods have been restated to comply with lease accounting principles set forth in Note B of our FY2004 Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.

DIVISION RESULTS

North American Retail
Second quarter sales in the North American Retail Division increased 8% compared to the same period last year. Comparable store sales in the 890 stores in the U.S. and Canada that have been open for more than one year increased 3% for the second quarter.

Division operating profit, as a percentage of sales, increased during the second quarter to 6.9% compared to 5.3% in the same period last year. Broad based product category gross margin improvement and continued store and warehouse operating expense management contributed to the overall operating margin increase. Division operating profit increased 41% in the second quarter compared to the same period in 2004.

During the second quarter, the Company opened 17 new stores, while closing one and relocating four office supply stores. At the end of the second quarter, Office Depot operated a total of 1,011 office products superstores throughout the U.S. and Canada.

North American Business Services
North American Business Services sales increased by 7% in the second quarter compared to the same period last year. Increased sales in the Contract channel, particularly in large customer and national accounts, largely accounted for the overall revenue growth.

Division operating profit, as a percentage of sales, increased during the second quarter to 10.9% compared to 9.7% in the same period last year. Gross margin rate improvements were offset by a higher sales contribution from lower margin Contract channel sales. Significant store and warehouse expense leverage drove the overall operating margin improvement. Division operating profit increased 20% in the second quarter compared to the same period in 2004.

International
International second quarter sales increased 3% in U.S. dollars (a decrease of 1% in local currencies) compared to the same period in 2004. The favorable change in exchange rates from the corresponding prior year period increased sales reported in U.S. dollars by $32 million for the quarter. Sales, as measured in local currencies, declined in most major geographic markets.

Division operating profit, as a percentage of sales, declined during the second quarter to 10.0% compared to 12.9% in the same period last year. Gross margin declined because of continued pricing pressure in key product categories and increased competitive activity. Second quarter selling and warehouse expenses, as a percent of sales, increased primarily because of deleverage associated with lower local currency sales volumes and the prior year benefit related to the settlement of certain commercial claims. Division operating profit declined 20% (a decline of 23% in local currencies) in the second quarter compared to the same period in 2004. International division operating profit, when translated into U.S. dollars, benefited from foreign exchange rates by $3 million during the quarter.

Business Review

During the second quarter of 2005, the Company launched a review of its assets and businesses, with the intent of improving long-term performance. All business units, including corporate staff groups, are reviewing existing operating assets, commitments and programs to assess their appropriateness and usefulness as the Company moves to improve its competitive position. This is a wide-ranging review and will include assessment of the effectiveness of both recent and long-standing investments, as well as the ability of existing assets to generate desired returns. Business unit recommendations will be reviewed by senior management and management’s recommendations will be subject to approval by the board of directors. The outcome of this process cannot be predicted at this time, but it may result in a material charge being recorded during the third quarter of 2005 and additional impacts in future periods. In addition to this review, business units are focused on ways to improve efficiency and streamline operations over a multi-year horizon.

Conference Call Information
Office Depot will hold a conference call for investors and analysts at 9:00 a.m. (Eastern Daylight Time) on today’s date. The conference call will be available to all investors via Webcast at http://investor.officedepot.com. Interested parties may contact Investor Relations at 561-438-7893 for further information.

About Office Depot
With annual sales approaching $14 billion, Office Depot provides more office products and services to more customers in more countries than any other company. Incorporated in 1986 and headquartered in Delray Beach, Florida, Office Depot conducts business in 23 countries and employs 47,000 people worldwide. The Company operates under the Office Depot®, Viking Office Products®, Viking Direct®, Guilbert®, and Tech Depot® brand names.

Office Depot is a leader in every distribution channel — from retail stores and contract delivery to catalogs and e-commerce. With $3.1 billion in online sales in FY’04, the Company is the world’s number three Internet retailer. As of June 25, 2005, Office Depot has 1,011 retail stores in North America in addition to a national business-to-business delivery network supported by 22 delivery centers and more than 60 local sales offices. Internationally, the Company conducts wholly-owned operations in 14 countries through 76 retail stores and 26 distribution centers, and operates 153 retail stores under joint venture and license arrangements in another seven countries.

The company’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K, filed on March 10, 2005 and its 10-Q and 8-K filings made from time to time, including in particular its 10-Q filing made on the date of this press release. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	As of	As of
	June 25, 2005	December 25, 2004
Assets

Current assets:
Cash and cash equivalents	$628,059	$793,727
Short-term investments	217,000	161,133
Receivables, net	1,276,096	1,303,888
Merchandise inventories, net	1,366,547	1,408,778
Deferred income taxes	139,885	133,282
Prepaid expenses and other current assets	67,364	115,363

Total current assets	3,694,951	3,916,171

Fixed assets:
Property and equipment, at cost	2,740,992	2,836,633
Less accumulated depreciation and amortization	1,320,758	1,373,605

Net fixed assets	1,420,234	1,463,028

Goodwill	975,681	1,049,669
Other assets	353,521	338,483

Total assets	$6,444,387	$6,767,351

Liabilities and stockholders’ equity

Current liabilities:
Trade accounts payable	$1,215,486	$1,569,862
Accrued expenses and other current liabilities	907,471	900,086
Income taxes payable	134,141	133,266
Current maturities of long-term debt	16,026	15,143

Total current liabilities	2,273,124	2,618,357

Deferred income taxes and other long-term liabilities	337,176	342,266
Long-term debt, net of current maturities	557,549	583,680

Commitments and Contingencies

Stockholders’ Equity
Common stock — authorized 800,000,000 shares of $.01 par value; outstanding shares – 414,190,717 in 2005 and 404,925,515 in 2004	4,142	4,049
Additional paid-in capital	1,355,076	1,255,494
Accumulated other comprehensive income	171,150	339,708
Retained earnings	2,808,682	2,593,275
Treasury stock, at cost – 97,410,684 shares in 2005 and 92,623,768 shares in 2004	(1,062,512)	(969,478)

	3,276,538	3,223,048

	$6,444,387	$6,767,351

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
		June 26,		June 26,
	June 25,	2004	June 25,	2004
	2005	(As Restated)[1]	2005	(As Restated) [1]
Sales	$3,364,052	$3,162,324	$7,066,943	$6,767,477
Cost of goods sold and occupancy costs	2,327,805	2,188,483	4,879,041	4,657,499

Gross profit	1,036,247	973,841	2,187,902	2,109,978

Store and warehouse operating and selling expenses	736,286	700,822	1,557,832	1,492,024
General and administrative expenses	153,390	150,809	312,298	316,765
Other operating expenses	4,059	3,335	10,320	7,867

	893,735	854,966	1,880,450	1,816,656

Operating profit	142,512	118,875	307,452	293,322

Other income (expense):
Interest income	5,761	4,416	11,230	7,872
Interest expense	(15,179)	(13,988)	(25,562)	(31,272)
Miscellaneous income, net	7,691	3,768	12,391	8,418

Earnings before income taxes	140,785	113,071	305,511	278,340

Income taxes	40,686	33,878	90,104	84,247

Net earnings	$100,099	$79,193	$215,407	$194,093

Net earnings per share:
Basic	$0.32	$0.25	$0.69	$0.62
Diluted	0.31	0.25	0.68	0.61

Weighted average number of common shares outstanding:
Basic	314,216	312,356	313,078	311,309
Diluted	318,938	316,994	317,232	315,876

[1]	Prior fiscal periods have been restated to comply with lease accounting principles set forth in Note B of our FY2004 Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.

OFFICE DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	26 Weeks Ended
		June 26, 2004
	June 25, 2005	(As Restated)[1]
Cash flows from operating activities:
Net earnings	$215,407	$194,093
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	135,483	130,082
Charges for losses on inventories and receivables	39,411	58,206
Changes in working capital and other	(303,919)	(73,620)

Net cash provided by operating activities	86,382	308,761

Cash flows from investing activities:
Capital expenditures	(155,081)	(169,105)
Acquisition, net of cash acquired	—	(7,900)
Net deposit on asset group purchase	—	(15,729)
Proceeds from disposition of assets and deposits received	36,920	28,786
Purchase of short-term investments	(590,675)	(50,000)
Sale of short-term investments	533,822	—

Net cash used in investing activities	(175,014)	(213,948)

Cash flows from financing activities:
Proceeds from exercise of stock options and sale of stock under employee stock purchase plans	79,607	45,674
Acquisition of treasury stock	(90,574)	(14,189)
Net payments on long- and short-term borrowings	(32,813)	(6,804)

Net cash provided by financing activities	(43,780)	24,681

Effect of exchange rate changes on cash and cash equivalents	(33,256)	(5,821)

Net (decrease) increase in cash and cash equivalents	(165,668)	113,673
Cash and cash equivalents at beginning of period	793,727	790,889

Cash and cash equivalents at end of period	$628,059	$904,562

[1]	Prior fiscal periods have been restated to comply with lease accounting principles set forth in Note B of our FY2004 Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.

OFFICE DEPOT, INC.
DIVISION INFORMATION
(Unaudited)

Sales

(In millions)	13 Weeks Ended		26 Weeks Ended
		June 26, 2004		June 26, 2004
	June 25, 2005	(As Restated)[1]	June 25, 2005	(As Restated)[1]
North American Retail Division	$1,451.1	$1,340.5	$3,149.4	$2,945.1
North American Business Services Division	1,065.9	995.5	2,116.9	2,021.9
International Division	847.8	826.8	1,802.1	1,801.6

Percentage of Sales by Division

North American Retail Division	43.1%	42.4%	44.5%	43.5%
North American Business Services Division	31.7%	31.5%	30.0%	29.9%
International Division	25.2%	26.1%	25.5%	26.6%

Division Operating Profit2

(In millions)	13 Weeks Ended		26 Weeks Ended
		June 26, 2004		June 26, 2004
	June 25, 2005	(As Restated)[1]	June 25, 2005	(As Restated)[1]
North American Retail Division	$99.6	$70.6	$229.7	$182.2
North American Business Services Division	115.7	96.1	216.9	193.1
International Division	84.7	106.3	183.5	243.0

Division Operating Profit as a Percentage of Sales

North American Retail Division	6.9%	5.3%	7.3%	6.2%
North American Business Services Division	10.9%	9.7%	10.2%	9.6%
International Division	10.0%	12.9%	10.2%	13.5%

[1]	Prior fiscal periods have been restated to comply with lease accounting principles set forth in Note B of our FY2004 Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2005.

[2]	The Company plans to allocate all G&A and other operating expenses to the operating segments and redistribute certain other amounts based on refined allocation methodologies. We believe this change will result in a more meaningful presentation of our segment results. This methodology is being refined for internal reporting and is likely to be used for both internal and external reporting by the end of the year. Prior periods will be reclassified for useful comparisons once we begin to report in this manner.

OFFICE DEPOT, INC.

OTHER SELECTED FINANCIAL AND OPERATING DATA
(In thousands, except per share amounts, return and operating data)
(Unaudited)

Other Selected Financial Information

	26 Weeks Ended
	June 25, 2005	June 26, 2004
Cumulative share repurchases ($)	$90,574	—

Cumulative share repurchases (shares)	4,629	—
Shares outstanding, end of quarter	316,780	313,083

	Trailing 4 Quarters
	June 25, 2005	June 26, 2004
Return on Equity (ROE)	11.4%	12.2%

Return on Net Assets (RONA)	9.8%	9.4%

Selected Operating Highlights

	13 Weeks Ended			26 Weeks Ended
	June 25, 2005	June 26, 2004		June 25, 2005	June 26, 2004
Store Count and Square Footage

United States and Canada Store count:
Stores opened	17	1		46	4
Stores closed	1	—		4	3
Stores relocated	4	—		5	3
Total U.S. and Canada stores	1,011	901		1,011	901

North American Retail Division square footage	25,553,663	23,634,051
Average square footage per NAR store	25,276	26,231

International Division
Store count:
Stores opened	1	4	*	1	7	*
Stores closed	2	—		3	—
Total International Division company-owned stores	76	71		76	71

*	Includes 3 stores in operation at date of Hungary acquisition